Exhibit 99.1
For Immediate Release
Corel Corporation Special Committee Selects Genuity Capital Markets as Financial Advisor
Ottawa, Canada — April 14, 2008 — Corel Corporation (NASDAQ:CREL; TSX:CRE), a leading developer of graphics productivity and digital media software, announced today that the special committee of the Board of Directors (“Special Committee”) of Corel Corporation (“Corel”) has selected Genuity Capital Markets to act as its financial advisor in connection with its review of the unsolicited proposal from an affiliate of Vector Capital (“Vector”), the holder of 69% of Corel’s outstanding common shares, as announced on March 28, 2008. The Special Committee which is now comprised solely of Ian Giffen has also retained Bennett Jones LLP and Bingham McCutchen LLP as legal advisors.
The legal and financial advisors retained by the Special Committee will assist it in considering and responding to Vector’s proposal. In addition, the Special Committee is commencing a process to evaluate strategic alternatives to maximize value for all shareholders. The Special Committee has been advised by Vector that it is interested in working towards completing the transaction it has proposed, but is committed to ensuring a full and fair strategic review process. There can be no assurance that any transaction with Vector or any other party will be consummated.
Forward-Looking Statements:
This news release contains communications regarding the Special Committee’s intent to seek strategic alternatives, to conduct a process to maximize shareholder value and to consider a proposal from Vector that collectively constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and forward-looking information within the meaning of Section 138.4(9) of the Ontario Securities Act. These forward-looking statements are based on certain assumptions and reflect our current expectations. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Such risks include that there can be no assurance that any transaction with Vector or any other party will be consummated, the distraction of our management team in dealing with the process, risks of uncertainty about the future of the business that could be relevant to our employees and customers and costs associated with the process that may effect our financial results. As the owner of the majority of our common shares, coupled with provisions in our articles of incorporation and Canadian law, Vector has significant control over our business and investors may not have the same corporate governance protections they would have if we were not a controlled company.
These and other risks, uncertainties and other important factors are described in Corel’s Annual Report dated February 8, 2008, filed with the Securities and Exchange Commission (SEC) and the Canadian Securities Administrators (CSA) under the caption “Risk Factors” and elsewhere. A copy of the Corel Annual Report and such other filings can be obtained on Corel’s website, on the SEC’s website at http://www.sec.gov./ or on the CSA’s website at http://www.sedar.com. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.
About Corel Corporation
Corel is a leading developer of graphics, productivity and digital media software with more than 100 million users worldwide. The Company’s product portfolio includes some of the world’s most popular and widely recognized software brands including CorelDRAW® Graphics Suite, Corel® Paint Shop Pro® Photo, Corel® Painter™, Corel DESIGNER®, Corel® WordPerfect® Office, WinZip®, WinDVD® and iGrafx®. Designed to help people become more productive and express their creative potential, Corel’s software strives to set a higher standard for value with full-featured products that are easier to learn and use. The industry has responded with hundreds of awards recognizing Corel’s leadership in software innovation, design and value.
Corel’s products are sold in more than 75 countries through a well-established network of international resellers, retailers, original equipment manufacturers, online providers and Corel’s global websites. The Company’s headquarters are located in Ottawa, Canada with major offices in the United States, United Kingdom, Germany, China, Taiwan, and Japan. Corel’s stock is traded on the NASDAQ under the symbol CREL and on the TSX under the symbol CRE. www.corel.com
© 2008 Corel Corporation. All rights reserved. Corel, CorelDRAW, Paint Shop Pro, Painter, Corel DESIGNER, WordPerfect, WinZip, iGrafx, the Corel logo, InterVideo, Ulead, WinDVD and WinDVD Creator are trademarks or registered trademarks of Corel Corporation and/or its subsidiaries. All other trademarks are the property of their respective holders.
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